Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Palm, Inc. on Form S-4 of our report dated June 21, 2002, appearing in the Annual Report on Form 10-K of Palm, Inc. for the year ended May 31, 2002 and to the reference to us under the headings “Palm, Inc. Summary Selected Historical Condensed Consolidated Financial Data” and “Experts” in such joint proxy statement/prospectus which is part of this Registration Statement.

/s/    DELOITTE & TOUCHE LLP

San Jose, CA

July 1, 2003